Exhibit 11
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 80 to the Registration Statement on Form N-1A of Fidelity Municipal Trust:
Fidelity Michigan Municipal Income Fund (formerly Fidelity Michigan Tax-Free High Yield Portfolio), Fidelity Ohio Municipal Income Fund (formerly Fidelity Ohio Tax-Free High Yield Portfolio), Fidelity Minnesota Municipal Income Fund (formerly Fidelity Minnesota Tax-Free High Yield Portfolio), Spartan Pennsylvania Municipal Income Fund, (formerly Spartan Pennsylvania Municipal High Yield Portfolio), and Fidelity Insured Municipal Income Fund (formerly Fidelity Insured Tax-Free Portfolio), of our reports dated February 4, 1997 on the financial statements and financial highlights included in the December 31, 1996 Annual Reports to Shareholders, and Fidelity Aggressive Municipal Fund (formerly Fidelity Aggressive Tax-Free Portfolio) of our report dated February 20, 1997 on the financial statements and financial highlights included in the December 31, 1996 Annual Report to Shareholders of the above-referenced funds.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
February 20, 1997